UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 2, 2010
ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 856-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On June 2, 2010, the Board of Directors (the “Board”) of Anthera Pharmaceuticals, Inc. (the “Company”) approved an employment agreement between the Company and Dr. James Pennington, its Chief Medical Officer (the “Agreement”), which replaces the Amended and Restated Severance Benefits Agreement between the parties dated as of October 15, 2009. The Agreement provides that as of May 1, 2010 (the “Effective Date”) and for period of one (1) year thereafter (the “Term”), Dr. Pennington will serve as Senior Clinical Fellow on behalf of the Company. Dr. Pennington’s annual base salary will remain at $290,000. Any unvested portions of Dr. Pennington’s outstanding option grants shall be modified in that they shall vest over twelve months from the Effective Date. In addition, the Agreement provides that should Dr. Pennington’s employment be terminated prior to the end of the Term by the Company for any reason other than for Cause (as defined therein) or by Dr. Pennington due to a Constructive Termination (as defined therein), then the Company shall pay Dr. Pennington’s base salary and COBRA premiums for health benefits to the same extent as if Dr. Pennington had remained employed through the end of the Term and all unvested shares to purchase the Company’s common stock pursuant to stock options shall become vested and any vesting restrictions on any Company restricted stock awards that Dr. Pennington holds as of the date of such termination of employment shall lapse.
     A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     In addition, on June 2, 2010, the Board, upon the recommendation of the Compensation Committee of the Board, approved an increase to the annual base salary of Dr. Debra Odink from $225,000 to $250,000 in connection with her promotion to Senior Vice President, Pharmaceutical Research and Development.

Item 7.01	Regulation FD Disclosure.
     On June 3, 2010, the Company issued a press release related to the promotion of Dr. Colin Hislop to Chief Medical Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and James Pennington, effective as of May 1, 2010
99.1	Press Release dated June 3, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	Anthera Pharmaceuticals, Inc.
	By:	/s/ Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer and Vice President of Administration

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and James Pennington, effective as of May 1, 2010
99.1	Press Released dated June 3, 2010